UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2016

pSivida Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Watertown, MA

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 13, 2016, the Board of Directors of pSivida Corp. (the “Company”) approved a site consolidation plan (the “Plan”) in support of the Company’s product development program under which the Company would conduct all future research and product development in a single location. Subject to an employee consultation process required by local law, the Company proposes to close its research facility in Malvern, United Kingdom and to locate all of its research and product development activities in the Company’s facility in Watertown, Massachusetts.

The Company expects the Plan will reduce pre-tax operating expenses by approximately $900,000 annually, beginning in the second quarter of its 2017 fiscal year, which ends December 31, 2016. The Plan is expected to be substantially completed in the first quarter of the Company’s 2017 fiscal year, which ends September 30, 2016, subject to local labor requirements.

The Company estimates that the implementation of the Plan will result in approximately $680,000 in total pre-tax charges, of which approximately $550,000 is expected to result in future cash outlays. Charges related to the Plan are expected to primarily consist of (i) employee severance and other termination benefits of approximately $490,000, (ii) equipment impairment charges of approximately $40,000, and (iii) accounting, legal and other costs directly related to the Plan of approximately $150,000. The Company expects the charges will be recorded primarily in the first quarter of its 2017 fiscal year, which ends September 30, 2016.

The actual charges as well as the actual reduction in annual operating expenses in connection with the Plan may vary depending upon various factors, including currency exchange rates and the outcome of the employee consultation process.

Item 7.01	Regulation FD Disclosure.

On July 15, 2016, the Company issued a press release announcing the Plan (the “Press Release”). The full text of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is to be considered “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing or report with the Securities and Exchange Commission (“SEC”), whether made before or after the date hereof, regardless of any general incorporation language in such filing or report, except as shall be expressly set forth by specific reference in such filing or report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 15, 2016.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding the Plan, the expected completion date of the Plan, the potential benefits of the Plan and the costs or charges that the Company will incur in connection with the Plan. Forward-looking statements also include those regarding the Company’s future business plans and actions and the timing for any such plans and actions.

These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Known risk factors include, among others, risks that the Plan may not be implemented or may take longer than anticipated to implement or negatively impact the Company and its business plans, that the Company may not be able to obtain the benefits it is expecting from the Plan and those risks identified under the heading “Risk Factors” in the Company’s 2015 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC as well as other SEC filings made by the Company, which you are encouraged to review. Any of the foregoing risks could materially and adversely affect the Company’s business and results of operations and the trading price of the Company’s common stock. We caution investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. Except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements based on events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

By:	/s/ Lori Freedman
Lori Freedman
Vice President, Corporate Affairs, General Counsel and Secretary

Date: July 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 15, 2016.